UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

KYPHON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2006

To our Stockholders:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at our principal executive offices, located at 1221 Crossman Avenue, Sunnyvale, California 94089, on Thursday, June 15, 2006. We are holding the annual meeting for the following purposes:

1.	To elect two Class I directors to hold office until our 2009 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2.	To approve the 2007 Employee Stock Purchase Plan and the reservation of 1,000,000 shares of our common stock for issuance thereunder;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

The meeting will begin promptly at 2:00 p.m. PDT and check-in will begin at 1:30 p.m. PDT. Only holders of record of shares of our common stock at the close of business on April 20, 2006, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our principal executive offices.

All stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By order of the Board of Directors,

Richard W. Mott

President and Chief Executive Officer

Sunnyvale, California

May 4, 2006

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING	1

Why am I receiving this proxy statement?	1
Who is entitled to attend and vote at the meeting?	1
How many shares are outstanding?	1
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	1
What items of business will be voted on at the meeting?	1
What happens if additional matters are presented at the meeting?	2
How does the board of directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote or revoke my proxy?	3
Is my vote confidential?	4
How are votes counted and what vote is required to approve each item?	4
What is a “broker non-vote”?	4
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if the meeting is adjourned?	5
Who will serve as inspector of elections?	5
What should I do in the event that I receive more than one set of proxy materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	5
Where can I find the voting results of the meeting?	6
What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

PROPOSAL ONE—ELECTION OF DIRECTORS	7

Classes of the Board of Directors	7
Director Nominees	7
Board of Directors’ Recommendation	8
Directors Whose Terms Extend Beyond the 2006 Annual Meeting	8

PROPOSAL TWO—APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE PLAN	10

Plan Administration	10
Shares Available Under 2007 ESPP	10
Eligible Employees	11
Participation	11
Offering	11
Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale	11
Amendment and Termination	12
Federal Income Tax Consequences	12
New Plan Benefits	12
Board Of Directors’ Recommendation	12

i

Appendix A	2007 Employee Stock Purchase Plan

Appendix B	Charter for the Audit Committee of the Board of Directors

Appendix C	Charter for the Compensation Committee of the Board of Directors

ii

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2006

This proxy statement is furnished to our stockholders as of April 20, 2006, the record date, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders, to be held at our principal executive offices, located at 1221 Crossman Avenue, Sunnyvale, California 94089, on Thursday, June 15, 2006 at 2:00 p.m. PDT and at any adjournments or postponements of the meeting. This proxy statement and the proxy card, together with a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, is first being mailed to our stockholders on or about May 4, 2006.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement from us because you were a stockholder of record at the close of business on the record date of April 20, 2006. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our common stock at the close of business on April 20, 2006 are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How many shares are outstanding?

On the record date, 44,212,694 shares of our common stock were issued and outstanding and held by approximately 97 holders of record. Each share of common stock outstanding on the record date is entitled to one vote.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote at the meeting, will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:

1.	The election of two Class I directors to hold office until our 2009 annual meeting of stockholders, or until their respective successors have been duly elected or appointed;

2.	The approval of the 2007 Employee Stock Purchase Plan and the reservation of 1,000,000 shares of our common stock for issuance thereunder; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

What happens if additional matters are presented at the meeting?

The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares “FOR” the election of each of the director nominees identified in this proxy statement, “FOR” the approval of the 2007 Employee Stock Purchase Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of April 20, 2006, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted “FOR” the election of each of the director nominees identified in this proxy statement, “FOR” the approval of the 2007 Employee Stock Purchase Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 2:00 p.m. PDT. Check-in will begin at 1:30 p.m. PDT. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy cards, voting instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except as required by law to U.S. Stock Transfer Corporation, our transfer agent, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding share of our common stock entitles the holder to one vote per share on each matter considered at the meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires a plurality of the votes cast for the election of directors and, accordingly, the two director nominees receiving the highest number of affirmative “FOR” votes at the meeting will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The approval of the 2007 Employee Stock Purchase Plan requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” approval of the 2007 Employee Stock Purchase Plan, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the approval of the 2007 Employee Stock Purchase Plan will not be voted with respect to approval of the 2007 Employee Stock Purchase Plan, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 is not required by law or by governing instruments. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of PricewaterhouseCoopers LLP requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to such ratification, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal. If the stockholders fail to ratify the appointment, our board of directors will reconsider whether or not to retain that firm.

What is a “broker non-vote”?

Under the rules that govern brokers and banks who have record ownership of our shares of common stock that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent auditors are considered routine matters. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on these matters. Approval of the 2007 Employee Stock Purchase Plan is considered non-routine, and therefore your broker or bank does not have the discretionary authority to vote your shares on this matter. A “broker non-vote” occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be counted in tabulating the voting results for any particular proposal.

What happens if the meeting is adjourned?

If our annual meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of U.S. Stock Transfer Corporation, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The enclosed proxy is being solicited on behalf of our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting, and publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.
What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2007, the proposal must be in writing and received by the Corporate Secretary of Kyphon at our principal executive offices no later than January 4, 2007. If the date of next year’s annual meeting is more than 30 days before or 30 days after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission, or SEC. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. All stockholder proposals should be addressed to:

Corporate Secretary

Kyphon Inc.

1221 Crossman Avenue

Sunnyvale, California 94089

Nomination of Director Candidates: Any proposals for director candidates for consideration by our board of directors must be in writing and include the nominee’s name and qualifications for board membership and should be directed to the Corporate Secretary of Kyphon at our principal executive offices. Our bylaws also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our board of directors, if so elected. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to stockholder nominees for our board of directors. In addition, the stockholder must give timely notice to the Corporate Secretary of Kyphon in accordance with the provisions of our bylaws, which require that the notice be received by the Corporate Secretary of Kyphon no later than January 4, 2007.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our board of directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our board of directors currently consists of eight directors, divided among the three classes.

The names of each member of our board of directors, including each nominee for election to our board of directors, the class in which they serve, their ages as of April 20, 2006, principal occupation and length of service on the board of directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Richard W. Mott	2006	47	President and Chief Executive Officer	2002
Karen D. Talmadge, Ph.D.	2006	53	Executive Vice President, Co-Founder and Chief Science Officer	1994

Class II Directors
Stephen M. Campe (2)(3)	2007	40	Managing Director, Investor Growth Capital, Inc.	1999
Douglas W. Kohrs (2)	2007	48	Former President and Chief Executive Officer, American Medical Systems, Inc.	2000
Jack W. Lasersohn (3)	2007	53	General Partner, The Vertical Group, L.P.	1996

Class III Directors
Louis J. Lavigne, Jr. (1)(2)(3)	2008	57	Former Executive Vice President and Chief Financial Officer, Genentech, Inc.	2004
James T. Treace (1)(3)	2008	60	President, Managing Member, J & A Group, LLC	2001
Elizabeth H. Weatherman (1)	2008	46	Managing Director, Warburg Pincus, LLC	2000

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

Director Nominees

Our board of directors has nominated Richard W. Mott and Karen D. Talmadge for re-election as Class I directors. Each nominee for director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that either nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable.

Richard W. Mott has served as our President and Chief Executive Officer and director since September 2002. From August 1993 through March 2002, Mr. Mott held several positions at Wilson Greatbatch Technologies, Inc., a developer of components for implantable medical devices, including Chief Operating Officer from December 2000 to March 2002, Group Vice President from 1997 through 2000, Vice President and General Manager, Greatbatch Scientific Division from 1996 through 1997 and Vice President, General Manager, Battery Division from 1993 through 1996. Mr. Mott holds a B.S. in Ceramic Engineering from Alfred University and is a graduate of the Harvard Business School’s Advanced Management Program.

Karen D. Talmadge, Ph.D. co-founded Kyphon and has served as a member of our board of directors since inception. She has also served as our Chief Science Officer since June 2003 and as Executive Vice President since November 1998. From January 1994 to November 1998, Dr. Talmadge served as our President, Chief Executive Officer and Treasurer. Dr. Talmadge holds an A.B. in Biology from Bryn Mawr College and a Ph.D. in Biochemistry and Molecular Biology from Harvard University.

If elected, Mr. Mott and Dr. Talmadge will hold office as Class I directors until our annual meeting of stockholders to be held in 2009, and until their respective successors have been duly elected or until their earlier death, resignation or removal.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2006 Annual Meeting

Stephen M. Campe has served as a member of our board of directors since December 1999. Since April 1998, Mr. Campe has been a Managing Director of Investor Growth Capital, Inc., a wholly owned subsidiary of Investor AB, and a venture capital firm focusing on healthcare and information technology investments. From September 1995 to April 1998, Mr. Campe was a consultant at McKinsey & Co., a management consulting firm. He currently serves as a director of several private companies. Mr. Campe holds a B.S. in Economics and a B.A. in Systems Science Engineering from the University of Pennsylvania and an M.B.A. from Yale University.

Douglas W. Kohrs has served as a member of our board of directors since April 2000. Since March 2004, Mr. Kohrs has served as Chairman of the Board of Directors of American Medical Systems (AMS), a supplier of medical devices to treat urological disorders. From April 1999 until 2004, Mr. Kohrs served as President and a director of AMS. From 1999 through January 2005, Mr. Kohrs also served as Chief Executive Officer of AMS. From May 1998 to April 1999, Mr. Kohrs was general manager of Sulzer Spine-Tech. From August 1991 to May 1998, Mr. Kohrs served as Vice President of Research and Development and Vice President of Marketing for Spine-Tech, a predecessor of Sulzer Spine-Tech. Mr. Kohrs holds a B.S. in Bioengineering from Texas A&M University, a B.A. in Engineering Sciences from Austin College and an M.B.A. from Northeastern University.

Jack W. Lasersohn has served as a member of our board of directors since August 1996. From 1989 to the present, Mr. Lasersohn has served as a general partner of The Vertical Group, L.P., a private venture capital firm. From 1981 to 1989, Mr. Lasersohn was a vice president and then director of the venture capital division of F. Eberstadt & Co. Mr. Lasersohn serves as a director of several privately-held medical companies. Mr. Lasersohn holds a B.S. in Physics from Tufts University, an M.A. from the Fletcher School of Law & Diplomacy at Tufts University and a J.D. from Yale University.

Louis J. Lavigne, Jr. has served as a member of our board of directors since September 2004. From March 1997 through his retirement in March 2005, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc. Mr. Lavigne joined Genentech in July 1982, was named controller in 1983 and, in that position, built Genentech’s operating financial functions. In 1986, he was promoted to Vice President and assumed the position of Chief Financial Officer in September 1988. He was named Senior Vice President in July 1994 and was promoted to Executive Vice President in March 1997. Genentech is a leading, publicly traded biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant, unmet medical needs. Mr. Lavigne also serves on the boards of directors of Allergan, Inc. and Equinix, Inc., as well as LifeMasters Supported SelfCare, Inc., a private disease management company, Arena Pharmaceuticals, Inc., a drug discovery and development company, and BMC Software, Inc., a provider of enterprise management solutions. Mr. Lavigne holds a bachelor’s degree in business administration from Babson College, and an M.B.A. from Temple University.

James T. Treace has served as a member of our board of directors since July 2001 and has served as Chairman of our board of directors since September 2002. Mr. Treace is currently the President and a Managing

Member of the J & A Group, LLC, a private investment and consulting business. From November 1999 to October 2000, Mr. Treace was the President of Medtronic Xomed, a manufacturer of surgical products used by ear, nose and throat surgeons. From April 1996 until November 1999, he served as Chairman of the Board of Directors, President and Chief Executive Officer of Xomed Surgical Products, the predecessor of Medtronic Xomed. Mr. Treace also presently serves as a director of Wright Medical Group, a publicly-held company.

Elizabeth H. Weatherman has served as a member of our board of directors since September 2000 and also from August 1996 through January 1998. Since 1996, Ms. Weatherman has been a Managing Director of Warburg Pincus, LLC, a private equity and venture capital firm. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman also serves as a director of American Medical Systems, Wright Medical Group, Micro Therapeutics and several privately-held companies. Ms. Weatherman holds a B.A. from Mount Holyoke College and an M.B.A. from Stanford University.

PROPOSAL TWO—APPROVAL OF 2007 EMPLOYEE STOCK PURCHASE PLAN

On April 20, 2006, our board of directors approved the Kyphon Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”), subject to stockholder approval. There are 1,000,000 shares of the Company’s Common Stock reserved for issuance under the 2007 ESPP. The board of directors adopted the 2007 ESPP to take effect February 1, 2007 and to succeed our 2002 Employee Stock Purchase Plan (the “Current ESPP”), which will be terminated effective February 1, 2007, subject to approval of the 2007 ESPP by stockholders. If our stockholders do not approve the 2007 ESPP, the Current ESPP shall continue in effect, in the absence of further action by our board of directors.

The purpose of the 2007 ESPP is to provide our employees with the opportunity to purchase shares of our Common Stock through accumulated payroll deductions. The 2007 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”). The 2007 ESPP is an important component of the benefits package that Kyphon offers to its employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of Kyphon.

The 2007 ESPP is substantially the same as the Current ESPP, but includes important changes that we believe are beneficial to Kyphon and our stockholders, such as:

•	The 2007 ESPP would reduce the “look-back” period available under any offering by eliminating the 24-month “look-back” period presently available under the Current ESPP and replacing it with a six month “look-back” period;

•	The 2007 ESPP would reduce the maximum number of shares a participant can purchase during any one period from 2,500 shares to 1,000 shares;

•	Under the 2007 ESPP, an employee’s participation in an offering period would terminate concurrent with termination of employment, as opposed to allowing a three-month post-termination exercise period, as is presently permitted under the Current ESPP; and

•	The total number of shares that may be issued pursuant to the 2007 ESPP for the maximum plan term of ten years would be fixed at 1,000,000 shares.

If approved, the 2007 ESPP will go into effect for periods commencing on and after February 1, 2007, and the Current ESPP will terminate following the purchase period ending February 1, 2007. As of April 1, 2006 a total of 1,797,127 shares of Common Stock had been reserved for issuance under the Current ESPP, and 947,325 shares had been purchased since its adoption in May 2002. If the 2007 ESPP is approved, no additional shares will be issued under the Current ESPP after February 1, 2007, and all outstanding unexercised options, after giving effect to the purchase period ending February 1, 2007, will be terminated on February 1, 2007

A summary of the 2007 ESPP appears below. This summary is qualified in its entirety by the text of the ESPP, which is included as Appendix A to this proxy statement.

Plan Administration

The 2007 ESPP will be administered by our board of directors or a committee appointed by the board of directors and comprised of members of the board of directors. The administrator will have the discretionary authority to administer and interpret the 2007 ESPP. The administrator may delegate to one or more individuals all or any part of its authority and powers under the 2007 ESPP.

Shares Available Under 2007 ESPP

The maximum number of shares of our Common Stock which will be authorized for sale under the 2007 ESPP is 1,000,000. The Common Stock made available for sale under the 2007 ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the 2007 ESPP.

Eligible Employees

Employees eligible to participate in the 2007 ESPP generally include employees who are employed by us on the enrollment date, which is the first trading day of any offering period. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the 2007 ESPP. An employee who is on sick leave or a leave of absence that exceeds 90 days will not be eligible to participate in the 2007 ESPP unless the individual’s right to reemployment is guaranteed by statute or contract. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the 2007 ESPP.

Participation

Employees will enroll under the 2007 ESPP by completing a payroll deduction form permitting the deduction of up to 15% from their compensation. However, a participant may not purchase more than 1,000 shares of Common Stock in each offering period, and may not subscribe for more than $25,000 in fair market value of Common Stock (determined at the time the option is granted) during any calendar year. If the aggregate subscriptions of all participants in a period exceed the number of authorized shares of Common Stock available for purchase under the 2007 ESPP, they will be reduced on a pro rata basis.

Offering

Under the 2007 ESPP, participants are offered the option to purchase shares of our Common Stock at a discount during six-month consecutive offering periods, which will normally commence on March 1 and September 1 of each year. However, the first offering period under the 2007 ESPP will commence February 1, 2007 and end on August 31, 2007.

The option purchase price will be the lower of 85% of the fair market value of our Common Stock on the enrollment date or 85% of the fair market value of our Common Stock on the exercise date, which is the last trading day in an offering period. For purposes of the 2007 ESPP, “fair market value” means, as of any date, the closing sales price of a share of our Common Stock (or the closing bid, if no sales were reported) on the established exchange or national market system (including the Nasdaq National Market) on which our Common Stock is listed on such date or, if our Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the Common Stock on the date of determination. However, if there is not an established market for our Common Stock, the fair market value of a share of our Common Stock will be established by the administrator of the 2007 ESPP acting in good faith.

Unless a participant has previously canceled his or her participation in the 2007 ESPP, the participant will be deemed to have exercised his or her option in full as of each exercise date. Upon exercise, the participant will purchase the number of whole shares of Common Stock that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant’s account balance will be refunded in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization twice during any offering period. The maximum number of shares of our Common Stock a participant may purchase during any offering period is 1,000.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

The number of shares of our Common Stock available for purchase under the 2007 ESPP, as well as the option purchase price and the number of shares covered by each option under the 2007 ESPP that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares of our

Common Stock or an exchange of the shares of Common Stock resulting from a stock split, stock dividend, or any other subdivision.

If there is a proposal to dissolve or liquidate us, then a new exercise date will be set and the current offering period will end immediately prior to the consummation of such event, unless the board of directors provides otherwise. If we undergo a change of control (as defined in the 2007 ESPP), each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, a new exercise date will be set and the current offering period will end prior to the consummation of the change of control.

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2007 ESPP at any time. However, the board of directors may not amend the 2007 ESPP to either increase the number of shares that may be purchased under the 2007 ESPP or to change the designation or class of employees eligible to participate in the 2007 ESPP without obtaining stockholder approval within 12 months before or after such action.

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the 2007 ESPP. If an employee disposes of Common Stock purchased under the 2007 ESPP less than one year after the Common Stock is purchased or within two years of the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

If an employee does not dispose of the Common Stock purchased under the 2007 ESPP until at least one year after the Common Stock is purchased and at least two years after the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the enrollment date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

We generally will not be entitled to a tax deduction with respect to the Common Stock purchased by an employee under the 2007 ESPP, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the enrollment date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee.

New Plan Benefits

No current directors who are not employees will receive any benefit under the 2007 ESPP. The benefits that will be received under the 2007 ESPP by our current executive officers and by all eligible employees are not currently determinable.

Board Of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal years ending December 31, 2005 and 2004. PricewaterhouseCoopers LLP is an independent registered public accounting firm.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 is not required by law, by the Nasdaq Stock Market listing requirements or by our certificate of incorporation or bylaws. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our board of directors determines that such a change would be in the best interests of Kyphon and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. In addition to retaining PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending 2005, the Audit Committee retained PricewaterhouseCoopers LLP to provide other non-audit and advisory services in 2005. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2005, and has concluded that the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence and that such independence has not been impaired.

The aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services in 2005 and 2004 were as follows:

	Fiscal Year Ended December 31,
Service Category	2005	2004(1)
Audit Fees	$766,000	$689,000
Audit-Related Fees	20,000	62,000	(2)
Fees for Tax Services	51,000	25,000
All Other Fees	2,000	2,000

Total	$839,000	$778,000

(1)	The figures reported in our 2005 Proxy Statement for Audit and Non-Audit Services billed to us by PricewaterhouseCoopers in 2004 were estimates based on our engagement letter with

PricewaterhouseCoopers, as we and PricewaterhouseCoopers had not yet finalized the amount due at the time of the filing of our 2005 Proxy Statement. In our 2005 Proxy Statement, we reported that $661,000 in Audit Fees, no Audit-Related Fees and no All Other Fees were billed to us by PricewaterhouseCoopers in 2004. The figures above have been modified to reflect the actual amount of fees paid for audit and non-audit services in 2004, and the total, which was reported as $686,000 in our 2005 Proxy Statement, has been adjusted accordingly.

(2)	The majority of these fees are attributable to advisory services done in connection with rendering an opinion on management’s assessment of the effectiveness of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the audit of our internal control over financial reporting.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of our consolidated financial statements included in our annual report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, fees for review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “fees for tax services” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to our Audit Committee charter, all audit and non-audit services to be performed by our independent auditors must be approved in advance by the Audit Committee or subsequently approved in those circumstances where a subsequent approval is necessary and permissible. The Audit Committee may also delegate to one or more of its members the authority to grant pre-approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next meeting, or in addition may establish detailed pre-approval policies and procedures regarding engagement of our independent auditors for particular audit and non-audit services pursuant to which management may operate in engaging with our independent auditors, provided that the Audit Committee is informed no later than at its next meeting of each such service that the auditor may have provided, or may have been engaged in to provide, in the interim period. The Audit Committee has authorized management to incur up to $50,000 in expenses in relation to routine non-audit services, as long as management reports its expenses associated with this provision to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. PricewaterhouseCoopers LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our company for such advice and assistance.

Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. PricewaterhouseCoopers LLP is responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting. PricewaterhouseCoopers LLP is also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed our audited financial statements for 2005 with management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules.

3.	Management has assessed the effectiveness of our internal control over financial reporting, and PricewaterhouseCoopers LLP expressed its opinions on management’s assessment and the effectiveness of our internal control over financial reporting. PricewaterhouseCoopers reported that we maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005.

4.	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP its independence.

5.	Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee.

Louis J. Lavigne, Jr., Chair

Stephen M. Campe

Douglas W. Kohrs

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our board of directors, which is comprised solely of non-employee, independent directors, administers our executive compensation programs. The Compensation Committee establishes and reviews general policies relating to compensation of our Chief Executive Officer and our other executive officers and is responsible for reviewing and recommending to our board of directors the specific compensation of our Chief Executive Officer and for reviewing and determining the compensation of all of our other executive officers. In addition, the Compensation Committee may, from time to time, hire compensation and benefits consultants to assist in developing and reviewing overall executive compensation strategies. Our executive compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder returns.

This report, filed in accordance with Item 402(k) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

Compensation Philosophy

Our overall compensation philosophy applicable to our executive officers, including our Chief Executive Officer, is based on a series of basic guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation relative to comparable medical device, biotechnology and high technology companies, which will enable us to attract and retain the best possible executive talent;

•	Motivate our executives to achieve optimum performance for us;

•	Align the financial interests of our executives and stockholders through equity-based awards;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results; and

•	Provide incentives that promote the achievement of both short- and long-term objectives.

Components of Executive Compensation

The major components of our executive compensation consist of base salary, potential annual and quarterly cash bonuses and potential long-term incentive compensation in the form of stock options.

Base Salary.    In setting base salary levels for our executive officers, the Compensation Committee reviews surveys and information relating to salary levels for similar positions at comparable medical device, biotechnology, and high technology companies gathered by Aon Consulting and Top Five Data Services, among others. In general, base salary levels are targeted at the 50th percentile of salaries paid by similarly-situated companies. An individual executive officer’s base salary level is determined based on an assessment of the survey data, time in the position, the individual’s performance, an evaluation of the individual’s total compensation package and the critical nature of the individual’s position relative to our success.

Annual Cash Bonus.    The Compensation Committee oversees the administration of our Key Contributor Incentive Plan, pursuant to which annual cash bonuses are paid to our Chief Executive Officer, our other executive officers, and management and senior individual contributors who are not members of our sales force. Each participant has a target bonus which is a percentage of their base salary. The target bonus percentage is determined by their management level. The sum of all individual target bonuses is referred to as our aggregate target bonus pool. Each year, the aggregate target bonus pool is multiplied by a company performance factor to determine the available bonus pool. The company performance factor is based on achievement of revenue and operating income goals and is calculated as the sum of actual revenue as a percentage of target revenue multiplied by a seventy percent weight plus actual operating income as a percentage of target operating income multiplied by a 30% weight. Individual bonuses are determined based on individual achievement of set goals and objectives and overall performance for the year. The aggregate bonuses may not exceed the available bonus pool, except to the extent the Compensation Committee approves specific individual bonuses, based on individual performance factors, that sum to an amount greater than 100% of aggregate target bonuses times the company performance factor. No bonuses are paid if the company results are less than 90% of the combined target and the maximum aggregate bonus pool payable is capped at 120% of the aggregate target bonus pool. The amount of individual bonuses paid for all our other executive officers is determined by our Chief Executive Officer and reviewed by the Compensation Committee. For 2005, the target bonus percentage for each of our executive officers, other than our Chief Executive Officer, Vice President, U.S. Sales and President, International was 30% of their annual base salary. The target bonus for our Vice President, U.S. Sales was 50%, and the target bonus for our President, International was 35%.

During our fiscal year ended December 31, 2005, our revenue was $306.1 million, an increase of 43% over the $213.4 million for fiscal year 2004 and operating income in 2005 was $44.1 million compared to $34.4 million during the comparable period in 2004. Our available bonus pool for fiscal year 2005 was 107% of target based on our company performance, but due to individual performance factors, total bonuses paid exceeded 100% of the bonus pool. The average cash bonus paid under the Key Contributor Incentive Plan to our executive officers, including our Chief Executive Officer, equal to approximately 53.0% of annual base salary.

Quarterly Cash Bonus.    Our employees and executive officers, including our Chief Executive Officer, but excluding our Vice President, U.S. Sales and sales personnel, also participate in our Variable Incentive Plan, which provides for the payment of quarterly cash bonuses. Bonuses paid under our Variable Incentive Plan are targeted at 5% of each individual’s annual base salary. Actual bonuses are determined based entirely on company performance factors of revenue and operating income results for the applicable quarterly period using the same formula used for determining Key Contributor Incentive Plan bonuses. No bonuses are paid if the weighted results are less than 90% of target, and the maximum aggregate bonus pool payable is capped at 120% of the quarterly target bonus pool. The average quarterly cash bonus paid under the Variable Incentive Plan to our executive officers was 5.4% of annual base salary for fiscal year 2005.

Long-Term Incentive Compensation.    Our 2002 Stock Plan permits the issuance of stock options to our Chief Executive Officer, other executive officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our Chief Executive Officer, other executive officers and other employees both as a reward for past individual and company performance and as an incentive for future performance. The amount of individual option grants are determined after considering the individual’s time in the position, an assessment of individual’s performance and evaluation of survey data for similarly situated companies. The Compensation Committee believes that equity-based performance compensation arrangements are essential in promoting the retention of our executives and in aligning the interests of our executives and stockholders to enhance the value of our stock.

Other Compensation.    In addition, our executive officers, including our Chief Executive Officer, are eligible for education reimbursement, 401(k) matching and other employee benefits comparable in the aggregate to the benefits that are generally available to all of our full-time employees.

Compensation of our Chief Executive Officer

Our board of directors determines the base salary for the remainder of the current year for Richard W. Mott, our Chief Executive Officer, and bonus earned under the Key Contributor Incentive Plan for the prior year by Mr. Mott, based on the recommendation of the Compensation Committee. Our board of directors accepted the recommendation of the Compensation Committee to increase Mr. Mott’s annual base salary from $350,000 to $450,000, effective April 1, 2005. In determining its recommendation, the Compensation Committee considered compensation data for chief executive officers of similar companies. The Compensation Committee reviewed surveys and information gathered by Aon Consulting, among others, for the comparison group. Mr. Mott’s base salary, effective April 1, 2005, was positioned near the 50th percentile for the comparison group, consistent with both the Compensation Committee’s philosophy that compensation above competitive levels should come from the variable portion of Mr. Mott’s overall compensation package, and the Compensation Committee’s goal of aligning the financial interests of our executives and stockholders through incentives that promote the achievement of both short- and long-term objectives.

Our board of directors also accepted the recommendation of the Compensation Committee to increase Mr. Mott’s annual target bonus under our Key Contributor Incentive Plan from 45% of his annual base salary to 70% of his annual base salary, effective for our fiscal year 2005. In determining whether to increase the targeted bonus amount, the Compensation Committee considered survey data for similarly situated companies, as well as our significant international expansion under Mr. Mott’s leadership, successes with regard to our overall financial performance, progress on medical reimbursement issues and the successful expansion and protection of the company’s key markets. The board of directors accepted the Compensation Committee’s recommendation. As a result, Mr. Mott was paid a cash bonus of $381,990 under our Key Contributor Incentive Plan following the conclusion of our 2005 fiscal year. Mr. Mott’s actual bonus for the year was determined using the same formula used for determining Key Contributor Incentive Plan bonuses for all other executive officers based on Mr. Mott’s individual performance and based on a comparison of our weighted actual revenue and operating income results for the fiscal year to targeted revenue and operating income, with seventy percent weight applied to revenue results relative to target and thirty percent weight applied to operating income results relative to target. During fiscal year 2005, our company’s combined weighted revenue and operating income results exceeded targeted amounts by 7%, and the bonus paid to Mr. Mott represented 89.9% of his annual base salary for 2005.

Mr. Mott also participates in our Variable Incentive Program on the same basis as all our other executive officers with payment targeted at 5% of his annual base salary. The aggregate quarterly bonuses paid to Mr. Mott for fiscal year 2005 plan were $22,962.50, based on our quarterly revenue and operating income results.

In 2005, our board of directors accepted the recommendation of the Compensation Committee to award Mr. Mott a stock option under our 2002 Stock Plan, exercisable for 175,000 shares of our stock, which vests in equal monthly installments over our standard four-year vesting schedule. In determining the amount of options previously granted, the Compensation Committee has reviewed survey data for chief executive officers of similarly situated companies. Mr. Mott’s option grant in 2005 was determined based on an assessment of the survey data, our overall financial performance, Mr. Mott’s leadership in advancing Kyphon’s international expansion, progress on medical reimbursement issues, and the successful expansion and protection of our key markets.

The Compensation Committee has reviewed all components of Mr. Mott’s compensation, including base salary, bonus, equity and long-term incentive compensation, and our obligations under severance and change-in-control agreements. Based on this review, the Compensation Committee determined that our Chief Executive Officer’s total compensation in the aggregate is reasonable and not excessive.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2005. Grants under the 2002 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

In order to preserve our ability to deduct the compensation income associated with options granted to such persons, our 2002 Stock Plan provides that no employee may be granted, in any one fiscal year, options to purchase more than 750,000 shares of common stock. In addition, our 2002 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted up to 2,000,000 additional shares of common stock.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Elizabeth H. Weatherman, Chair

Louis J. Lavigne, Jr.

James T. Treace

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of April 20, 2006, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 26 (our Chief Executive Officer and our four other most highly compensated executive officers);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 20, 2006 through the exercise of any stock options, warrants or other rights.

The percentage of shares beneficially owned is computed on the basis of 44,212,694 shares of our common stock outstanding as of the record date. Shares of our common stock that a person has the right to acquire within 60 days of April 20, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Kyphon Inc., 1221 Crossman Avenue, Sunnyvale, California 94089.

	Shares Beneficially Owned		Percent of Total
Name and Address of Beneficial Owner	Number of Shares Outstanding	Warrants and Options Exercisable within 60 days
Entities affiliated with FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	5,205,700	—	11.8%
Entities affiliated with Capital Research and Management Company (2) 333 South Hope Street Los Angeles, CA 90071	4,129,400	—	9.3%
Entities affiliated with Barclays Global Investors, NA (3) 45 Fremont Street San Francisco, CA 94105	3,324,640	—	7.5%
Elizabeth H. Weatherman (4)	11,922	6,457	*
Jack W. Lasersohn (5)	617,840	6,457	1.4%
Richard W. Mott	—	786,041	1.7%
Karen D. Talmadge, Ph.D (6)	207,500	228,541	1.0%
Douglas W. Kohrs	—	6,457	*
James T. Treace (7)	88,599	6,457	*
Stephen M. Campe (8)	—	6,457	*
Louis J. Lavigne, Jr. (9)	300	13,402	*
Arthur T. Taylor	1,236	117,499	*
David M. Shaw	2,684	168,749	*
Robert A. Vandervelde	—	89,541	*
Bradley W. Paddock	—	52,319	*
All directors and executive officers as a group (12 persons)	930,081	1,488,377	5.3%

*	Less than 1%.

(1)	Based upon a Form 13F filed with the SEC on February 14, 2006. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,205,700 shares, or 11.8% of our outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 2,478,100 shares, or 5.6% of the common stock outstanding.
(2)	Based upon a Schedule 13G filed with the SEC on February 10, 2006. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,129,400 shares, or 9.3% of our outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, SmallCap World Fund, Inc., amounted to 2,909,600 shares, or 6.6% of the common stock outstanding.
(3)	Based upon a Schedule 13G filed with the SEC on January 26, 2006. Consists of 2,981,890 shares held for the account of Barclays Global Investors, N.A., and 342,750 shares held for the account of Barclays Global Fund Advisors.
(4)	Includes 10,672 shares owned by Warburg Pincus Ventures, L.P. (“WPV”), which is managed by Warburg Pincus LLC (“WP LLC”). The sole general partner of WPV is Warburg Pincus Partners LLC, a subsidiary of Warburg Pincus & Co. (“WPC”) Elizabeth H. Weatherman, one of our directors, is a managing director and member of WP LLC and a general partner of WPC. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities except to the extent of her pecuniary interest in the shares.
(5)	Includes 617,840 shares beneficially owned by Vertical Fund I, L.P. (“VF-I”) and Vertical Fund II, L.P. (“VF-II). Jack W. Lasersohn, one of our directors, is a general partner of The Vertical Group, L.P., which is the sole general partner of both VF-I and VF-II. Mr. Lasersohn disclaims beneficial ownership of all shares owned by the Vertical entities except to the extent of his partnership interest in the shares.
(6)	Includes 1,300 shares held by Dr. Talmadge’s daughter and 1,300 shares held by Dr. Talmadge’s son. Dr. Talmadge disclaims beneficial ownership of shares held by her daughter and son.
(7)	Includes 73,999 shares held by J & A Group, LLC. James T. Treace, one of our directors, is the President and a Managing Member of J & A Group, LLC. Mr. Treace exercises, with the other member of the J & A Group, LLC, shared voting and investment power over these shares.
(8)	Stephen M. Campe, one of our directors, is an employee of Investor Growth Capital, Inc., an indirectly wholly owned subsidiary of Investor AB. Entities affiliated with Investor AB hold a total of 470,048 shares, of which 329,393 shares are held for the account of Investor Growth Capital Limited (“Investor Growth”), an indirectly wholly owned subsidiary of Investor AB, and 140,655 shares are held for the account of Investor Group L.P., a limited partnership of which Investor AB serves as the ultimate general partner. Investor AB and Investor Growth exercise shared voting and dispositive power over the shares and Investor AB may be deemed the beneficial owner of the shares. Mr. Campe disclaims beneficial ownership of all shares owned by the Investor entities.
(9)	Includes 300 shares held by Lavigne Family Trust – Custody, a revocable trust, which grantors/trustees are Mr. Lavigne and his spouse.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, officers and beneficial owners of 10% or more of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended December 31, 2005, all Section 16(a) reports were timely filed, except as set forth in this paragraph. A Form 4 was filed late on June 2, 2005 for Bradley W. Paddock, reporting the purchase of shares under our 2002 Employee Stock Purchase Plan, and the same-day sale of such shares under Mr. Paddock’s 10b5-1 plan on May 20, 2005. A Form 4 was filed late on June 23, 2005 for Bradley W. Paddock, reporting the purchase of shares under our 2002 Employee Stock Purchase Plan, and the same-day sale of such shares under Mr. Paddock’s 10b5-1 plan on June 20, 2005.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors consists of eight directors. Our board of directors has determined that each of our current directors other than Richard W. Mott, our President and Chief Executive Officer, and Karen D. Talmadge, Ph.D., our Executive Vice President, Co-Founder and Chief Science Officer, are independent under the director independence standards of the Nasdaq Stock Market.

Committees of the Board of Directors

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the three standing committees of the board of directors is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
Stephen M. Campe	Committee Member		Committee Member
Douglas W. Kohrs	Committee Member
Jack W. Lasersohn			Committee Member
Louis J. Lavigne, Jr.	Committee Chairman	Committee Member	Committee Member
James T. Treace		Committee Member	Committee Chairman
Elizabeth H. Weatherman		Committee Chairman

Neither Richard W. Mott nor Karen D. Talmadge is a member of any committee of our board of directors.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. In this role, the Audit Committee monitors and reviews the integrity of our financial statements and related disclosures, the qualifications, independence, and performance of our independent auditors, audit and non-audit services provided by our independent auditors, our systems of internal controls over financial reporting, asset management policies and our code of conduct applicable to our senior financial management. The Audit Committee appoints, compensates and oversees the work of our independent auditors and meets at least annually with our independent auditors. The Audit Committee confirms annually with our independent auditor that the independent auditor is in compliance with the audit partner rotation requirements established by the SEC. Our board of directors has determined that all of the current members of our Audit Committee are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has determined that our Audit Committee has at least one audit committee financial expert and has determined that Mr. Lavigne is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Appendix B to this proxy statement and is also available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers other than our chief executive officer, including bonus and stock compensation and benefits, reviews and recommends to the full board of directors the compensation to be provided to our chief executive officer and any compensation for our directors and establishes and reviews general policies relating to compensation, benefits and all bonus and stock compensation for all employees. All of the current members of our Compensation Committee are “independent” directors, as determined in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has adopted a written charter for the Compensation Committee. A copy of the charter is attached as Appendix C to this proxy statement and is also available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the board of directors in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that we have and follow appropriate corporate governance standards. The Nominating and Corporate Governance Committee is responsible for developing and recommending to the board of directors the governance principles applicable to us, overseeing the evaluation of our board of directors and management, recommending director nominees for each committee of our boards of directors and assisting the board of directors in identifying prospective director nominees and determining the director nominees for election at annual meetings of our stockholders. All of the current members of our Nominating and Corporate Governance Committee are “independent” directors, as determined in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

Meetings Attended by Directors

The board of directors held a total of 11 meetings during 2005. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee held 10, 7 and one meetings, respectively, during 2005. During 2005, all of our directors attended at least 75% of the total number of meetings of the board of directors held and at least 75% of the total number of meetings held of the committee(s) of the board of directors on which he or she served.

The independent directors hold regularly scheduled meetings at which only they are present and 11 of such formal meetings took place during 2005. The meetings of the independent directors typically will take place in connection with the regularly scheduled meetings of the full board of directors. The independent directors may meet at such other times as they deem necessary or appropriate.

Our directors are encouraged to attend our annual meeting of stockholders although we do not maintain a formal policy regarding director attendance at the annual meeting of stockholders. In 2005, two members of our board of directors attended the annual meeting of stockholders.

Consideration of Director Nominees

Stockholder Nominations and Recommendations.    As described above in the Question and Answer section of this proxy statement under “What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the board of directors. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations for candidates for membership on the board of directors. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at 1221 Crossman Avenue, Sunnyvale, California 94089: the candidate’s name and address; a representation that the recommending stockholder is a holder of record of our stock and is entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the stockholder and each nominee pursuant to which nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement had the nominee been nominated or intended to be nominated by the board of directors and the consent of each nominee to serve as a director if so elected.

Director Qualifications.    Members of the board of directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board of directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall board of directors effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identifying and Evaluating Director Nominees.    Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the board of directors through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Committee using the same criteria as other candidates.

Director Compensation

Our board of directors approved a compensation plan for all non-employee directors on July 21, 2004. Under the approved plan, new non-employee directors receive an initial stock option grant of 20,000 shares upon joining our board of directors, and continuing non-employee directors receive an annual stock option grant of 7,500 shares. All grants are issued under our 2002 Director Option Plan and vest monthly over three years. Additionally, the compensation plan provides for annual cash payments to non-employee directors. The payments include an annual retainer of $25,000 to all non-employee directors, plus annual committee stipends of $7,500 for Audit Committee members and $5,000 for all other committees. In addition, the Audit Committee Chairperson receives an additional annual stipend of $7,500. Members of our board of directors are not paid any fees per meeting. Cash payments are made semi-annually on a pro-rated basis. Our non-employee directors are also reimbursed for their out-of-pocket expenses incurred in connection with attending board of directors and committee meetings. Employee directors do not receive any compensation for their service as directors beyond their regular compensation as employees of Kyphon.

The table below sets forth the compensation paid to each non-employee member of our board of directors during the fiscal year ended December 31, 2005. Neither Richard W. Mott nor Karen D. Talmadge, each of whom is an employee of Kyphon, received any compensation for their service as directors beyond their regular compensation as employees of Kyphon.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards	All other compensation	Total ($)	Option Awards (#)
Stephen M. Campe	—	—	—	—	7,500
Douglas W. Kohrs	$35,000	—	—	$35,000	7,500
Jack W. Lasersohn	32,500	—	—	32,500	7,500
Louis J. Lavigne, Jr.	42,500	—	—	42,500	7,500
James T. Treace	32,500	—	—	32,500	7,500
Elizabeth H. Weatherman	32,500	—	—	32,500	7,500

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee

Certain Relationships and Related Transactions

In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Family Relationships

Elizabeth A. Rothwell, our Vice President, Quality, is the sister of Richard W. Mott, our President, Chief Executive Officer and Director. There are no other family relationships among any of our directors or executive officers.

Communications with the Board of Directors

We provide a process for stockholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Stockholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, Kyphon Inc., 1221 Crossman Avenue, Sunnyvale, California 94089. The Secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our executive officers as of April 20, 2006.

Name	Age	Position(s)
Richard W. Mott	47	President, Chief Executive Officer and Director
Karen D. Talmadge, Ph.D.	53	Executive Vice President, Co-Founder, Chief Science Officer and Director
Arthur T. Taylor	49	Chief Operating Officer, Chief Financial Officer and Treasurer
Robert A. Vandervelde	43	President, International
Bradley W. Paddock	32	Vice President, U.S. Sales
David M. Shaw	39	Vice President, Legal Affairs, General Counsel and Secretary

Further information with respect to Richard W. Mott and Karen D. Talmadge, Ph.D. is provided above under “Proposal One—Election of Directors.”

Arthur T. Taylor has served as our Chief Operating Officer since February 2006 and as our Vice President, Chief Financial Officer and Treasurer since August 2004. Prior to joining Kyphon, he was Senior Vice President, Chief Financial Officer of Terayon Communication Systems, Inc., a broadband access company, from February 2003 through August 2004. Prior to Terayon, Mr. Taylor served as Vice President, Chief Financial Officer of Evolve Software, Inc., a service delivery enterprise software company, from July 2002 through February 2003 and as Vice President, Chief Financial Officer of Docent, Inc., an eLearning enterprise software company, from March 2001 through July 2002. Mr. Taylor gained experience in the medical device industry while serving as Chief Financial Officer for ReSound Corporation, a hearing healthcare company, and in several executive financial positions over fourteen years with Allergan, Inc., an eye care medical device and pharmaceutical company, and American Hospital Supply Corporation, which was acquired by Baxter International. In addition, Mr. Taylor previously served as Vice President, Corporate Treasurer for 3Com Corporation. Mr. Taylor holds a B.S. in Corporate Finance from San Diego State University, an M.B.A. from the University of Southern California, and is a Certified Management Accountant.

Robert A. Vandervelde has served as our President, International since August 2005. Mr. Vandervelde previously served as our Vice President and General Manager of International beginning in December 2004. From January 2001 until November 2004, Mr. Vandervelde was our Vice President and General Manager, Europe / Asia Pacific. From November 1999 through December 2000, Mr. Vandervelde was an independent business consultant in Europe. From November 1998 to October 1999, he was Vice President, General Manager for VascA Europe, a developer of vascular access technology for dialysis patients. From December 1996 to October 1998, he was Vice President, General Manager for CellPro Europe, a manufacturer of cell selection and cell transplantation equipment. Mr. Vandervelde holds an Engineering degree from Brussels HTI.

Bradley W. Paddock has served as our Vice President, U.S. Sales since December 2004. From October 1999 through November 2004, he held positions with increasing responsibility in Kyphon’s U.S. sales organization, including Director of Sales beginning in October 2002. From July 1996 through September 1999, Mr. Paddock worked in sales for Ethicon Endo-Surgery, a division of Johnson and Johnson that sells surgical instruments and devices to general, urological, gynecological and cardiovascular surgeons. Mr. Paddock holds a B.S. in Business Administration from the Miami University in Oxford, Ohio.

David M. Shaw has served as our Vice President, Legal Affairs, General Counsel and Secretary since September 2003. Prior to joining Kyphon, Mr. Shaw held various legal positions at medical robotics company Intuitive Surgical, Inc., including Vice President, Legal Affairs and Corporate Counsel from January 2002 through September 2003 and Chief Patent Counsel from April 1999 through January 2002. From February 1998 through April 1999, he was the Director, Intellectual Property at EndoVasix, Inc. Mr. Shaw holds a B.S. in Chemical Engineering summa cum laude from North Carolina State University and a J.D. with high honors from Duke University School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the salary and bonus earned during the fiscal years ended December 31, 2005, 2004 and 2003 and other compensation paid to our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving in such capacities as of December 31, 2005.

	Year	Annual Compensation					Long-Term Compensation Awards		All Other Compensation ($)
Name and Principal Position		Salary ($)		Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Number of Shares Underlying Options (#)
Richard W. Mott	2005	$425,000		$404,953		—	—	175,000	—
President and Chief	2004	342,500		188,453		—	—	150,000	—
Executive Officer	2003	317,500		146,728		—	—	100,000	$39,531	(1)

Arthur T. Taylor (2)	2005	$268,750		$126,705		—	—	100,000	2,000	(3)
Chief Operating Officer,	2004	105,114		62,138		—	—	200,000	1,657	(3)
Chief Financial Officer and	2003	—		—		—	—	—	—
Treasurer

Robert A. Vandervelde (4)	2005	$319,629		$133,606		—	—	100,000	$6,037	(5)
President, International	2004	294,548		116,726		—	—	70,000	6,033	(5)
	2003	256,746		84,240		—	—	15,000	4,872	(5)

Bradley W. Paddock	2005	$220,000		$128,760	(8)	—	—	50,000	$12,000	(11)
Vice President, U.S. Sales	2004	229,901	(6)	49,451	(9)	—	—	158,000	50,000	(12)
	2003	226,520	(7)	36,318	(10)	—	—	5,000	—

David M. Shaw (13)	2005	$259,750		$164,135		—	—	50,000	$2,000	(3)
Vice President, Legal	2004	250,000		88,056		—	—	50,000	2,000	(3)
Affairs, General Counsel	2003	64,423		56,136		—	—	200,000	—
and Secretary

(1)	Consists of reimbursement of relocation expenses of $21,446 for the executive officer and a tax gross-up in the amount of $18,085.
(2)	Mr. Taylor joined us as our Vice President, Chief Financial Officer and Treasurer in August 2004.
(3)	Consists of company matching contribution to 401(k) plan for the benefit of the executive officer.
(4)	Mr. Vandervelde’s salary and all other compensation, other than bonuses, is paid in Euros and the amounts set out in this Summary Compensation Table represent the U.S. dollar equivalent of those payments after conversion using the Euro-U.S. dollar exchange rate determined by Kyphon for financial reporting purposes for the year. Mr. Vandervelde’s bonuses are paid in U.S. dollars.
(5)	Consists of contributions to pension and retirement program for the benefit of Mr. Vandervelde.
(6)	Includes $101,568 in sales commissions.
(7)	Includes $106,520 in sales commissions.
(8)	Includes $11,060 in non-cash awards.
(9)	Includes $16,308 in non-cash awards.
(10)	Includes $4,865 in non-cash awards.
(11)	Consists of a monthly housing allowance paid to Mr. Paddock to offset relocation expenses.
(12)	Consists of a relocation bonus paid to Mr. Paddock to assist with increased expenses.
(13)	Mr. Shaw joined us as our Vice President, Legal Affairs and General Counsel in September 2003.

Stock Option Grants in 2005

The table below sets forth information concerning the stock options grants in 2005 to the executive officers named in the Summary Compensation Table. The percentage of total options granted is based on the aggregate options to purchase 2,042,800 shares of our common stock granted to employees during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh) (1)	Expiration Date
Name					5%	10%
Richard W. Mott	175,000	8.6%	$40.67	8/1/2015	$4,476,000	$11,343,064
Arthur T. Taylor	100,000	4.9%	37.65	7/21/2015	2,367,788	6,000,440
Robert A. Vandervelde	100,000	4.9%	37.41	7/15/2015	2,352,695	5,962,191
Bradley W. Paddock	50,000	2.4%	37.65	7/21/2015	1,183,894	3,000,220
David M. Shaw	15,000	0.7%	37.65	7/21/2015	355,168	900,066
	35,000	1.7%	40.67	8/1/2015	895,200	2,268,613

(1)	All options were granted at fair market value at the date of grant, vest monthly over four years and are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment Agreements and Change of Control Agreements.”
(2)	The potential realizable value is calculated, net of exercise price before taxes, assuming 5% and 10% annual rates of appreciation, compounded annually, for our common stock from the date of grant until the expiration of the ten-year term of the option. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of future stock price. The amounts in this table may not necessarily be achieved.

Stock Option Exercises and Values for 2005

The table below sets forth information concerning the number of stock options exercised in 2005 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table and the number and value of their unexercised stock options at December 31, 2005.

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard W. Mott	100,000	$1,294,300.00	622,499	462,501	$16,304,375	$7,337,725
Arthur T. Taylor	—	—	81,249	218,751	1,010,618	2,067,382
Robert A. Vandervelde	48,814	1,853,460.00	79,728	139,272	2,055,252	1,182,318
Bradley W. Paddock	16,369	349,050.00	35,464	165,159	524,430	2,226,746
David M. Shaw	—	—	135,728	164,272	2,726,996	2,440,804

(1)	Calculated based on the fair market value of one share of our common stock at the close of business on December 30, 2005 of $40.83.

Employment Agreements and Change of Control Agreements

In September 2002, we entered into an at-will employment agreement with Richard W. Mott, our President and Chief Executive Officer, which provides for an initial annual salary of $310,000, annual performance bonuses of up to an initial target of 40% of the annual salary, temporary housing, travel and car allowances for the first 6 months of employment, reimbursement of reasonable relocation expenses, and an option to purchase

900,000 shares of our common stock, which will vest as to 25% of the shares after the first year of employment and in equal monthly installments thereafter over the following 36 months. On February 27, 2006, based on the recommendation of the Compensation Committee, the board of directors approved the waiver of any condition that Mr. Mott engage a third-party relocation service as a condition for reimbursement of costs associated with the sale of Mr. Mott’s former primary residence.

On January 28, 2005, we entered into a Severance Agreement with Richard W. Mott, in substantially the same form in all material respects as the form of severance agreements entered into with our other executive officers, as described more fully below, except that Mr. Mott would be entitled to all amounts earned or accrued through the termination date, and a single severance payment in cash equal to the sum of 100% of Mr. Mott’s annual base salary at the highest rate in effect on the termination date or at any time during the 90-day period prior to the change of control, referred to as the base amount, and 100% of the greatest of the annual bonus paid or payable to Mr. Mott during the current or prior full fiscal year. Mr. Mott would also be entitled to the continuation of life insurance, disability, medical, dental and hospitalization benefits for up to 12 months on behalf of Mr. Mott and his dependants and beneficiaries, as well as termination of the restrictions on any outstanding equity incentive awards, including stock options and any restricted stock, granted to Mr. Mott under our stock option plans or any other incentive plan or arrangement and any outstanding stock options held by Mr. Mott would become fully vested and immediately exercisable. The agreement also provides for outplacement and career counseling services for up to 12 months, limited to 10% of Mr. Mott’s base amount. By its terms, this agreement supersedes any severance arrangements provided for in Mr. Mott’s employment agreement. The benefits payable under the agreement with Mr. Mott would be reduced to the extent necessary to preserve our ability to deduct the severance benefits paid and to prevent payments to Mr. Mott from exceeding the limit of Section 4999 of the Internal Revenue Code applicable to “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

In January 2005, we entered into Severance Agreements with each of Arthur T. Taylor, Robert A. Vandervelde, Bradley W. Paddock and David M. Shaw, as well as with our other officers and senior management. Each of the severance agreements is substantially identical in all material respects except as to the individual who is a party thereto. Each severance agreement provides that if we terminate the individual’s employment other than for cause or disability, other than by reason of the individual’s death, or if the agreement is terminated by the individual for good reason within ninety days preceding a change of control or twelve months following a change of control, then the individual would be entitled to all amounts earned or accrued through the termination date, as well as a single severance payment in cash, equal to the sum of 50% of the individual’s annual base salary at the highest rate in effect on the termination date, or at any time during the 90-day period prior to the change of control (referred to as the base amount), and 50% of the greatest of the annual bonus paid or payable to the individual during the current or prior full fiscal year. The individual would also be entitled to the continuation of life insurance, disability, medical, dental and hospitalization benefits for up to 6 months on behalf of the individual and his or her dependants and beneficiaries. In addition, restrictions on any outstanding equity incentive awards, including stock options and any restricted stock, granted to the individual under our stock option plans or any other incentive plan or arrangement, would terminate, and any stock options would become fully vested and immediately exercisable. The agreements also provide for outplacement and career counseling services for up to 6 months, limited to 10% of the individual’s base amount. The benefits payable under the severance agreements would be reduced to the extent necessary to preserve our ability to deduct the severance benefits paid and to prevent payments to any such individual from exceeding the limit of Section 4999 of the Internal Revenue Code as applicable to “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,078,412	(1)	$21.78	3,543,010	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	7,078,412		$21.78	3,543,010

(1)	Consists of 1996 Stock Option Plan, 2002 Stock Plan and 2002 Director Option Plan.
(2)	Consists of 1996 Stock Option Plan, 2002 Stock Plan, 2002 Employee Stock Purchase Plan and 2002 Director Option Plan.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index for the period beginning on May 17, 2002, our first day of trading after our initial public offering, and ending on December 31, 2005.

COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*

AMONG KYPHON INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*	The graph assumes that $100 was invested on May 17, 2002 in each of our common stock, the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index, and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stock performance shown in the above chart for the common stock is historical and should not be considered indicative of future price performance. Information contained in this graph with regard to the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index was provided by Research Data Group, Inc.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.kyphon.com.

OTHER MATTERS

As of the date of this proxy statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

David M. Shaw

Vice President, Legal Affairs,

General Counsel and Secretary

Sunnyvale, California

May 4, 2006

APPENDIX A

KYPHON INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2007 Employee Stock Purchase Plan of Kyphon Inc.

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit Plan participation in a manner that is consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 14.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Kyphon Inc., a Delaware corporation.

(g) “Compensation” shall mean all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under a cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses and any other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income recognized in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(l) “Enrollment Date” means the first Trading Day of each Offering Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(n) “Exercise Date” means the last Trading Day of any Offering Period.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

(p) “Offering Period” means the seven-month period commencing on February 1, 2007 and ending on August 31, 2007 and the six-month periods commencing on each March 1st and each September 1st thereafter. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan. In no event may an Offering Period exceed twenty-seven (27) months in length.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2007 Employee Stock Purchase Plan.

(s) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(t) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(u) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Eligible Employees. Any individual who is an Employee as of the Enrollment Date of any Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Sections 3(b) and 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods until terminated in accordance with Section 20 or Section 24, as applicable. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings and create new Offering Periods without stockholder approval. In no event may an Offering Period exceed twenty-seven (27) months in length.

5. Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3(a) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each such payday.

(b) Payroll deductions authorized by a participant shall commence on the first payday following the Enrollment Date and shall end on the Exercise Date, or, in the event the Exercise Date is not a payday, on the last payday prior to the Exercise Date, in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period or increase the rate of his or her payroll deductions for subsequent Offering Periods by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the decrease in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only decrease his or her payroll deduction rate twice during each Offering Period and may only increase his or her payroll deduction rate effective as of the commencement of a subsequent Offering Period. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the last properly elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Company, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the commencement of the subsequent Offering Period, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Offering Period more than 1,000 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option by submitting a properly completed subscription agreement in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during such future Offering Periods. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by such participant.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion). No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. In the event a participant ceases to be an Employee of an Employer, any payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,000,000.

(b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who shall be appointed from time to time by, and shall serve at the pleasure of, the Board, shall administer the Plan. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 shall be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “Change in Control Exercise Date”) and such Offering Period shall end on the Change in Control Exercise Date. The Change in Control Exercise Date shall be before the date of the Company’s proposed Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the Change in Control Exercise Date, that the Exercise Date for the participant’s option has been changed to the Change in Control Exercise Date and that the participant’s option shall be exercised automatically on the Change in Control Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 19 and 24, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date and prior to the purchase of any shares if the Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Sections 19 and 24 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until the earliest of (i) August 31, 2017, (ii) the maximum number of shares under Section 13, subject to adjustment under Section 19, have been sold under the Plan, or (iii) until terminated under Section 20 or Section 24, as applicable.

24. Stockholder Approval. The Plan and the purchase of any shares hereunder shall be subject to approval by the stockholders of the Company prior to February 1, 2007. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law. In the event stockholder approval of the Plan is not obtained before February 1, 2007 the Plan shall terminate prior to the first Exercise Date and any accumulated payroll deductions shall be returned to participants.

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

KYPHON INC.

(Last Amended, October 27, 2005)

1.	CHARTER STATEMENT

This Charter specifies the scope of the Audit Committee’s (the “Committee”) responsibilities and how it carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing and reporting upon: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal and external controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts and independence of the Company’s accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.	STRUCTURE AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each director serving on the Committee shall be “independent” within the meaning of applicable NASDAQ and SEC rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

All members of the Committee must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member should have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board and shall serve until their successor shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

III.	MEETINGS

As part of its job to foster open communication, the Committee must meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chairman should meet with the independent accountants and management quarterly to review the Company’s financial statements consistent with Section IV.6 below.

The Committee shall have the authority to act by Unanimous Written Consent.

IV.	PROCESSES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review; General Provisions

1.	Obtain the Board members’ approval of this Charter.

2.	Review and reassess the Charter’s adequacy periodically, but at least annually, as conditions dictate.

3.	Review the Company’s annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

4.	Review the regular Management Letter to management prepared by the independent accountants and management’s response.

5.	Review and approve in advance any proposed related party transactions.

6.	Review the interim financial statements with financial management and the independent accountants prior to the filing of the Company’s Form 10-Q. The chairman of the Committee may represent the entire Committee for purposes of this review. These meetings should include a discussion of the independent accountants’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the quarterly review by the independent accountants.

7.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board meeting at which those recommendations are present.

8.	(a) Review with management the Company’s earnings press releases, including any GAAP and non-GAAP information, as well as financial information and earnings expectations provided to analysts and rating agencies.

(b) Periodically review with management the Company’s investor relations and corporate communications strategies, policies and activities, including public announcements by or about the Company and its business, accounting and financial practices.

9.	Review, approve and monitor the Company’s code of ethics applicable to its senior financial management and oversee the Company’s Compliance Program and Employee Hotline, to the extent any reports or activities relate to fraud, finance, legal or SOX compliance issues or other authorities already granted to the Audit Committee, and to periodically report to the Board on its activities in these regards.

10.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

11.	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Accountants

12.	Appoint, compensate and oversee the work of the independent accountants (including resolving disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

13.	Pre-approve audit and non-audit services provided to the Company by the independent accountants (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible); provided, however, that Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, including but not limited to pursuant to Section VI below, and provided further that (i) the policies and procedures are detailed as to the particular service, (ii) the Committee is informed no later than at its next meeting of each such audit and non-audit service provided by the independent auditor, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management.

14.	The Committee shall have the sole authority to approve the hiring and firing of the independent accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants.

15.	Review and provide guidance with respect to the external audit and the Company’s relationship with its independent accountants by (i) reviewing the independent accountants’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent accountants regarding relationships and services with the Company consistent with Independence Standards Board Standard 1, which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent accountants’ peer review conducted every three years; (iv) discussing with the Company’s independent accountants the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) confirming with the independent auditor that the independent auditor is in compliance with the audit partner rotation requirements established by the SEC and (vi) reviewing reports submitted to the Committee by the independent accountants in accordance with the applicable SEC requirements.

16.	Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside accountants.

17.	Review with the independent accountants their ultimate accountability to the Board and to the Committee.

18.	Review and evaluate the performance of the independent accountants and approve any nomination or proposed discharge of the independent accountants when circumstances warrant.

Financial Reporting Processes

19.	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent accountants to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent accountants relating to such disclosure.

20.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

21.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

22.	Establish regular and separate systems of reporting to the Committee by both management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

23.	Following completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

25.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

26.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

27.	Review the performance of the Company’s Disclosure Committee with respect to meeting its obligations pursuant to its Charter.

Proxy Statement and NASD Reporting

28.	State in the annual proxy statement that the Committee has adopted a written charter and include a copy of this charter as an appendix to the proxy statement once every three years.

29.	Review and discuss, and include a report in the annual proxy statement, over the names of all Committee members, stating whether the Committee reviewed and discussed, (i) the audited financial statements with financial management and the independent accountants, (ii) with the independent accountants the matters requiring discussion, including but not limited to those matters required by the Statement of Auditing Standards No. 61, as amended, (iii) receipt of the written disclosures and letter from the independent accountants as required by Independence Standards Board Standard No. 1, and (iv) a recommendation to the Board that the audited financial statements be included in the Form 10-K.

Standing Agenda

30.	Implement such Standing Agenda as the Committee may deem appropriate from time to time, which shall reflect the responsibilities and duties, authorities and obligations of the Committee set forth within this Charter.

Other

31.	Ensure the performance of the Audit Committee is periodically evaluated, either through a self-review process or as part of a board and committee evaluation conducted by the Nominating and Corporate Governance Committee.

32.	Review the breadth, depth and resources of the Company’s financial resources and activities.

33.	Review the Company’s enterprise risk management, including its insurance coverage and risk assessment programs, and review and make recommendations to the full Board regarding the Company’s D&O insurance coverage.

34.	Review with management, including the General Counsel and outside counsel as the Committee deems appropriate, any legal matters that could have a significant impact on the financial statements.

35.	Other matters not specifically enumerated herein but falling within the general mandate of the Audit Committee to assist the Board of Directors in overseeing the Company’s financial, accounting, disclosure and compliance activities, controls, obligations, and procedures.

V.	COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

VI.	DELEGATION OF AUTHORITY

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting after such pre-approval decision,

VII.	CLARIFICATION OF AUDIT COMMITTEE’S ROLE

The Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

APPENDIX C

CHARTER

FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF KYPHON INC.

(As Amended, October 27, 2005)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is (i) to review and determine all forms of compensation to be provided to the executive officers of Kyphon Inc., a Delaware corporation (the “Company”), including bonus and stock compensation, benefits and loans, excluding the Chief Executive Officer, (ii) to review and recommend to the full Board of Directors the compensation to be provided to the Chief Executive Officer of the Company, (iii) to review and recommend to the full Board of Directors any compensation for our directors, and (iv) to establish and review general policies relating to compensation, benefits, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Company’s Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal the Committee attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

As determined by the Board of Directors, the Compensation Committee shall consist of a minimum of two (2) directors, each of whom shall be “independent” directors within the meaning of applicable NASDAQ rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

In addition, although the Board of Directors may choose, from time to time, to have a non-”independent” director of the Company, within the meaning of the NASDAQ rules, serve on the Compensation Committee, the Compensation Committee shall nevertheless be composed solely of “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”), as amended, and such members shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

Outside Directors. A director is not considered to be an “Outside Director” if he or she is (i) is a current employee of the Company or any other Company in its affiliated group (whether or not the companies file a consolidated return) (collectively, the “Corporation”); (ii) is a former employee of the Corporation receiving compensation during the taxable year for prior services (other than tax-qualified retirement benefits); (iii) is a former officer of the Corporation; (iv) receives remuneration, either directly or indirectly, from the Corporation in any capacity other than as a director. Remuneration is defined herein to include any payment in exchange for goods or services and is considered paid to the director: (i) if paid to the director personally; (ii) if paid to an entity that is at least 50% owned by the director; or (iii) represents more than the lesser of (1) $60,000 or (2) 5% of the entity’s gross income, if paid to the entity at least 50% owned by the director.

Non-Employee Director. A “Non-Employee Director” is a director who (i) is not currently an officer of the Company or its parent or subsidiary and is not otherwise employed by the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or its parent or subsidiaries for services rendered as a consultant in the aggregate per fiscal year that would require disclosure as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction that would be required to be disclosed as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

The Committee shall have the authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors to the Committee as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.	Reviewing and determining the compensation policy for the Company’s executive officers, which term shall include, for purposes of this charter, the Company’s President & CEO and all senior management reporting directly to the CEO, and such other officers of the Company as directed by the Board;

2.	Reviewing and determining all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company, excluding the Company’s Chief Executive Officer;

3.	Reviewing and making recommendations to the Board of Directors concerning all forms of compensation to be provided to the Company’s Chief Executive Officer;

4.	Reviewing and determining for all Company employees the general performance goals and guidelines, compensation and benefits, and the criteria by which bonuses are determined, including all stock option grants.

5.	Reviewing and making recommendations to the Board of Directors regarding the compensation policy for directors of the Company;

6.	Acting as Administrator (as defined under each plan) and administering, within the authority delegated by the Board of Directors, the 2002 Stock Plan, the 2002 Employee Stock Purchase Plan, the 2002 Director Option Plan and the 1996 Stock Plan. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) in compliance with Rule 16b-3 promulgated thereunder, so long as the Compensation Committee is comprised entirely of “disinterested persons,” as such term is defined in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act), and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

7.	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

8.	Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

9.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

10.	Overseeing the Company’s Talent Review and Succession Planning activities and reporting to the Board as the Committee deems necessary.

11.	Overseeing the Company’s Compliance Program and Employee Hotline, to the extent any reports or activities relate to compensation or HR issues or other authorities already granted to the Compensation Committee, and periodically reporting to the Board as the Committee deems necessary.

12.	Reviewing the Company’s diversity and affirmative action policies and activities and any related potential or active legal actions against the Company.

13.	Review this Charter annually and recommend any proposed changes to the Board for adoption.

MEETINGS:

The Compensation Committee will meet as frequently as needed each year to fulfill its responsibilities. The Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards and the overall coverage and composition of the compensation package.

Notwithstanding any other provision of this Charter, the Chief Executive Officer may not be present during voting or deliberations by the Committee concerning his or her compensation.

The Committee shall have the authority to act by Unanimous Written Consent.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

Ú DETACH PROXY CARD HERE Ú

KYPHON INC.

PROXY

PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Kyphon Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement each dated May 4, 2006 and hereby appoints Arthur T. Taylor, as each proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of Kyphon Inc. to be held on June 15, 2006 at 2:00 p.m. PDT at Kyphon’s offices located at 1221 Crossman Avenue, Sunnyvale, California 94089, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

KYPHON INC.

Ú DETACH PROXY CARD HERE Ú

KYPHON INC.

PLEASE INDICATE YOUR VOTES BELOW BY CHECKING THE APPROPRIATE SELECTION

1.	Election of Directors

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

	☐	FOR all nominees listed below (except as marked to the contrary below).		☐	WITHHOLD AUTHORITY to vote for all nominees below.
INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.
CLASS I NOMINEES: Richard W. Mott Karen D. Talmadge
2.	Proposal to approve the 2007 Employee Stock Purchase Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Kyphon Inc. for the fiscal year ending December 31, 2006.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Dated:_____________________________________________________, 2006

Signature

Signature

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Please Detach Here

Ú You Must Detach This Portion of the Proxy Card Ú

Before Returning it in the Enclosed Envelope